Exhibit 10.3

NATIONAL SEMICONDUCTOR CORPORATION

2009 INCENTIVE EQUITY PLAN

SERVICE BASED RESTRICTED STOCK AGREEMENT

Restricted Stock has been granted to you under the National Semiconductor Corporation 2009 Incentive Equity Plan (the “Plan”).

Employee:

Award Date:

Number of Shares of
Restricted Stock Issued
Pursuant to Section 2A:

Restriction Lapsing

Schedule:

33 1/3% of shares vest on second anniversary of Award Date

(shares are round down to next whole number)

33 1/3% of shares vest on fourth anniversary of Award Date

(shares are round down to next whole number)

33 1/3% of shares vest on sixth anniversary of Award Date

(shares are round up to next whole number)

The grant of Restricted Stock is subject to the terms and conditions of this Service Based Restricted Stock Agreement (“Agreement”), the Plan. These documents may be accessed on the intranet at the National Semiconductor Corporation Human Resources website, www-hr.nsc.com/site-map/site-map.html. Hard copies are available upon request from Stock Administration, Mail Stop C1-640, 2900 Semiconductor Drive, Santa Clara, CA 95051, stock.administration@nsc.com.

The lapsing of restrictions on the Restricted Stock has tax implications. Consult the Plan and your tax advisor for details.

PLEASE NOTE:            The granting of Restricted Stock is solely at the Company’s discretion. There is no guarantee that you will receive other grants for Restricted Stock in the future. In addition, the Company is not responsible for and does not guarantee that you will be able to achieve any particular result in connection with your Restricted Stock.

By accepting the Restricted Stock, you confirm that you have received copies of and agree to be bound by the terms and conditions of the Plan, the Agreement, and Prospectus. In particular, you should note that you consent to the collection, use and transfer of personal data about you as described in the Agreement.

1.                                       Definitions

Whenever used in this Agreement, the following terms shall have the meaning set forth below.

Fair Market Value:   As of given date, the Fair Market Value of a share of the Common Stock shall be the closing stock price of the Common Stock on the New York Stock Exchange on such date or if the Common Stock is not traded on such day, then on the immediately preceding trading day on the New York Stock Exchange.

Restrictions:	Reacquisition and transferability restrictions imposed upon Restricted Stock under this Agreement.

Vesting Date:	Date that the restrictions and/or risk of forfeiture of an Award lapse.

Vested Shares:	Number of shares of Restricted Stock derived from the percentage specified in Section 3.A.

Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

2.                                       Issuance of Restricted Stock

A.                                   In consideration of past services rendered to the Company and for other good and valuable consideration which the Committee has determined to be at least equal to the par value of the Common Stock, on the Award Date National Semiconductor Corporation issues to the Employee the number shares of its Common Stock set forth hereinabove on the first page of this Agreement, upon the terms and conditions set forth in this Agreement.

B.                                     By entering into this Agreement, Employee acknowledges that:

(i)                                     the Plan is discretionary in nature and may be amended, suspended or terminated by National Semiconductor Corporation at any time;

(ii)                                  the grant of shares of Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future grants of shares of Restricted Stock, or benefits in lieu of shares of Restricted Stock;

(iii)                               all determinations with respect to any grants of Restricted Stock, including, but not limited to, the times when shares of Restricted Stock shall be granted, the number of shares of Restricted Stock, and the time or times when the restrictions on the shares of Restricted Stock shall expire, will be at the sole discretion of National Semiconductor Corporation and the Committee;

(iv)                              the Employee’s receipt of these shares of Restricted Stock shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Employee’s employment relationship at any time with or without cause;

(v)                                 the Employee’s participation in the Plan is voluntary;

(vi)                              the value of the shares of Restricted Stock is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any;

(vii)                           the shares of Restricted Stock are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(viii)                        the future value of the shares of Restricted Stock is unknown and cannot be predicted with certainty.

3.                                       Restrictions

A.                                   All shares of Restricted Stock issued to the Employee are initially subject to reacquisition by National Semiconductor Corporation immediately upon a Termination of Employment; provided, however, that no reacquisition shall occur in the event of a Termination of Employment because of the Employee’s Disability or Death, in which event all shares of Restricted Stock shall immediately fully vest and all Restrictions shall immediately expire. In all other cases, all Restrictions on the Restricted Stock issued to Employee hereunder shall expire in accordance with the Restriction Lapsing Schedule set forth hereinabove on the first page of this Agreement. For the avoidance of doubt, until the final date on which Restrictions lapse, any fractional shares shall be rounded down to the nearest whole number of shares, with any remainder carried over to any subsequent date on which Restrictions lapse. On the final date that Restrictions lapse, any fractional shares shall be rounded up to the nearest whole number of the shares. Once Restrictions have expired on the Restricted Stock, such shares will become Vested Shares, the Restrictions subjecting the Restricted Stock to reacquisition by the Company shall not apply to any Vested Shares held by the Employee, and the Vested Shares shall become available to the Employee.

B.                                     Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.C, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY NATIONAL SEMICONDUCTOR CORPORATION UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN NATIONAL SEMICONDUCTOR CORPORATION AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF NATIONAL SEMICONDUCTOR CORPORATION AT 2900 SEMICONDUCTOR DRIVE, M/S G3-135, SANTA CLARA, CA 95051.

In the alternative, certificates representing shares of Restricted Stock may be issued in unvested book form, and remain subject to the same Restrictions as set forth herein.

C.                                     Upon the vesting of the shares of Restricted Stock and subject to Section 5.C and payment of taxes as required by Section 5.J, National Semiconductor Corporation shall cause new certificates to be issued with respect to the Vested Shares and delivered to the Employee or his legal representative, free from legend and any other Restrictions. Vested Shares shall cease to be Restricted Stock subject to the terms and conditions of this Agreement.

D.                                    Upon a Change-of-Control, all shares of Restricted Stock shall fully vest and all Restrictions shall immediately expire.

E.                                      In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of National Semiconductor Corporation or of another corporation pursuant to: (i) a merger of National Semiconductor Corporation into another corporation; (ii) the exchange of all or substantially all of the assets of National Semiconductor Corporation for the securities of another corporation; (iii) a Change-of-Control; or (iv) a stock split-up or stock dividend, such new, additional or different shares or securities which are held or received by the Employee in his or her capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

4.                                       Non-Disclosure

It is understood and agreed that this Agreement shall be confidential and shall not be disclosed by Employee to any person, including other Company employees, without the express written consent of the Company; provided, however, that Employee may disclose this Agreement to Employee’s spouse and legal and financial advisors subject to the Employee ensuring that the recipient of the disclosure agrees to comply with this non-disclosure provision.

5.                                       Miscellaneous

A.                                   The Committee has the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt rules for the administration, interpretation and application of the Plan, and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith.

B.                                     No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.B shall not prevent transfers by will or by applicable laws of descent and distribution and the Employee may provide written notice to the Company designating a third party who, in the event of Employee’s death, shall thereafter be entitled to receive any benefits pursuant to this Agreement.

C.                                     National Semiconductor Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(i)  Employee has evidenced Employee’s acceptance of the terms of this Agreement, which acceptance may be in written or electronic format;

(ii)  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(iii)  The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(iv)  The obtaining of any approval or other clearance from any state, federal or other governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(v)  Subject to the provisions of Section 5.J, the payment by the Employee of all amounts required to be withheld under federal, state, local and other applicable tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

(vi)  The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

D.                                    The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.E, until all of the Restrictions expire or are removed.

E.                                      Any notice to be given under the terms of this Agreement to National Semiconductor Corporation shall be addressed to National Semiconductor Corporation in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address provided by Employee to the Company for maintenance in Company’s personnel records concerning Employee.  By a notice given pursuant to this Section 5.E, either party may designate a different address for notices to be given to it. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed National Semiconductor Corporation of his or her status and address by written notice under this Section 5.E. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the postal service in the country of residence of the party sending the notice.

F.                                      Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 5.D, the Employee shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein (including the provisions of Section 5.J), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

G.                                     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

H.                                    This Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to all applicable laws, rules and regulations.

I.                                         This Agreement may be amended only by a document, which

may be in written or electronic form, executed by the parties hereto which specifically states that it is amending this Agreement. Signatures evidencing such execution may be written or electronic.

J.                                        National Semiconductor Corporation’s obligation to issue or deliver to the Employee any certificate or certificates for unrestricted shares of stock or to pay to the Employee any dividends or make any distributions with respect to the Restricted Stock is expressly conditioned upon receipt from the Employee, on or prior to the date the same is required to be withheld, of:

(i)  Full payment (in cash or by check) of any amount that must be withheld by the Employee’s employer for federal, state, local, and/or other tax purposes; or

(ii)  Subject to Section 5.J(iii), full payment by delivery to National Semiconductor Corporation of unrestricted shares of Common Stock previously owned by the Employee for such period of time as is sufficient to avoid the imposition on National Semiconductor Corporation of adverse accounting consequences duly endorsed for transfer to National Semiconductor Corporation by the Employee with an aggregate Fair Market Value (determined, as applicable, as of the date of the lapse of the Restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by for federal, state, local, and/or other tax purposes; or

(iii)  With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares as of a Vesting Date and subject to the timing requirements set forth in this Section 5.J(iii), payment by retention by National Semiconductor Corporation of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the statutory minimum amount that must be withheld by the Employee’s employer for federal, state, local, and/or other tax purposes; provided, however, that any fractional share amounts shall be settled by payroll deductions.

(iv)  Any combination of payments provided for in the foregoing subsections (i), (ii) or (iii).

For the avoidance of doubt, Employee shall have no rights under this Agreement or the Plan to defer (i) the receipt of Vested Shares or (ii) the date when taxes are required to be withheld with respect to Vested Shares.

K.                                    National Semiconductor Corporation and/or the Employee’s employer will assess its requirements regarding tax, social insurance and any other payroll tax (“Tax-Related Items”) withholding and reporting in connection with the shares of

Restricted Stock.  These requirements may change from time to time as laws or interpretations change. Regardless of the actions of National Semiconductor Corporation and/or the Employee’s employer in this regard, Employee hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that National Semiconductor Corporation and the Employee’s employer make no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock and do not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Employee’s liability regarding Tax-Related Items. In the event that National Semiconductor Corporation and/or the Employee’s employer must withhold any Tax-Related Items as a result of the grant or vesting of the Restricted Stock, Employee agrees to make arrangements satisfactory to National Semiconductor Corporation and/or the Employee’s employer to satisfy all withholding requirements.  Employee authorizes National Semiconductor Corporation and/or the Employee’s employer to withhold all applicable Tax-Related Items legally due from the Employee from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Employee’s employer. Employee further authorizes National Semiconductor Corporation and/or the Employee’s employer to withhold from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Employee’s employer any additional Tax-Related Items that National Semiconductor Corporation and the Employee’s employer subsequently determine in the future to be the responsibility of the Employee.

L.                                      As a condition of the grant of the Restricted Stock, Employee consents to the collection, use and transfer of personal data as described in this Section 5.L.  Employee understands that National Semiconductor Corporation and its subsidiaries hold certain personal information about the Employee, including the Employee’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock (restricted or otherwise) awarded, cancelled, exercised, vested, unvested or outstanding in Employee’s favor, for the purpose of managing and administering the Plan (“Data”). Employee further understands that National Semiconductor Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan, and that National Semiconductor Corporation and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Employee authorizes National Semiconductor Corporation, its subsidiaries, and such third parties to receive, possess, use, retain and transfer the

Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom Employee may elect to deposit any shares of stock acquired upon vesting of the shares of Restricted Stock. Employee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Employee’s ability to realize benefits from the Plan.

M.                                 The rights and obligations of National Semiconductor Corporation under this Agreement shall be transferable by National Semiconductor Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by National Semiconductor Corporation’s successors and assigns.

N.                                    Employee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of National Semiconductor Corporation to carry out the purposes or intent of this Agreement.

O.                                    Employee acknowledges and agrees that he or she has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Agreement and fully understands all provisions of this Agreement.

P.                                      All obligations of National Semiconductor Corporation under the Plan and this Agreement shall be binding on any successor to National Semiconductor Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of National Semiconductor Corporation.

Q.                                    If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

R.                                     Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by the Employee (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any Termination of Employment for cause or any activity of the Employee in competition with the business of the Company, (i) cancel any outstanding Award granted to such Employee, in whole or in part, whether or not vested or (ii) following the payment of an

Award within a period specified by the Committee, require the Employee to repay to the Company any gain realized or payment received upon the payment of such Award (with such gain or payment valued as of the date of payment). The determination of whether the Employee has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 5.R shall have no application following a Change-of-Control.

S.                                      The laws of the State of Delaware, USA shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

T.                                     In the event of any inconsistency between the terms of this Agreement and the provisions of the Plan, the Plan shall govern.

IN WITNESS HEREOF, this Agreement has been accepted and delivered by the parties hereto.

SIGNATURE BLOCK FOR WRITTEN AGREEMENTS

NATIONAL SEMICONDUCTOR CORPORATION

By:

	Its:	Senior Vice President

Employee Signature

Date

Employee Address: